Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 31, 2015 with respect to the consolidated financial statements as of and for the year ended December 31, 2014, included in the Annual Report on Form 10-K for the year ended December 31, 2014 of Perma-Fix Environmental Services, Inc., which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP

Atlanta, Georgia

March 31, 2015